For Immediate Release

DANKA ANNOUNCES COMPLETION OF SENIOR NOTES OFFERING

ST. PETERSBURG, FLORIDA (July 2, 2003) – Danka Business Systems PLC (NASDAQ: DANKY) today announced the successful completion of the offering of $175 million in new 11% senior unsecured notes due 2010 and the closing of a $50 million senior secured revolving credit facility that was a condition to the completion of the senior notes offering. The Company used the net proceeds from the new senior notes to repay the remaining $107.1 million of outstanding indebtedness under its existing bank credit facility; and as previously announced, the Company intends to use a portion of the proceeds to redeem $47.6 million of its zero coupon senior subordinated notes due April 1, 2004 at their face value as soon as reasonably practicable. This press release does not constitute a notice of redemption of Danka’s zero coupon senior subordinated notes due 2004. The remainder of the net proceeds from the new senior notes will be used for general corporate purposes.

The new senior notes have a fixed annual interest rate of 11%, and an 11.5% yield to maturity. The loans under the new credit facility will bear interest at a range of between 175 and 250 basis points over LIBOR, depending on the amount of borrowings outstanding. The Company did not draw on the new credit facility to close the senior notes offering, and is required to maintain $20 million in minimum availability through its three-year life.

The offering of the senior notes was made solely by means of a private placement either to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended, or to certain persons in offshore transactions pursuant to Regulation S under the Securities Act. The new senior notes have not been registered under the Securities Act and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements under the Securities Act.

About Danka

Danka delivers value to clients worldwide by using its expert technical and professional services to implement effective document information solutions. As one of the largest independent providers of office imaging equipment, document solutions and related services and supplies Danka enables choice, convenience and continuity. Danka’s vision is to empower customers to benefit fully from the convergence of image and document technologies in a connected environment. This approach should strengthen the company’s client relationships and expand its strategic value.

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Contacts:	Danka St. Petersburg – Sanjay Sood, 727-576-6003
Danka London – Paul G. Dumond, 44-207-653-0154

Forward-Looking Statements: Certain statements contained in this press release, or otherwise made by our officers, including statements related to our future performance and our outlook for our businesses and respective markets, projections, statements of our plans or objectives, forecasts of market trends and other matters, are forward-looking statements, and contain information relating to us that is based on our beliefs as well as assumptions, made by, and information currently available to, our management. The words “goal”, “anticipate”, “expect”, “believe” and similar expressions as they relate to us are intended to identify forward-looking statements, although not all forward looking statements contain such identifying words. No assurance can be given that the results in any forward-looking statement will be achieved. For the forward-looking statements, we claim the protection of the safe harbor for forward-looking statements provided for in the Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Such statements reflect our current views with respect to future events and are subject to certain risks, uncertainties and assumptions that could cause actual results to differ materially from those reflected in the forward-looking statements. Factors that might cause actual results to differ materially from those reflected in any forward-looking statements include, but are not limited to, the following: (i) any inability to successfully implement our strategy; (ii) any inability to comply with the financial or other covenants in our debt instruments; (iii) any material adverse change in financial markets, the economy or in our financial position; (iv) increased competition in our industry and the discounting of products by our competitors; (v) new competition as the result of evolving technology; (vi) any inability by us to procure, or any inability by us to continue to gain access to and successfully distribute, new products, including digital products, color products, multifunction products and highvolume copiers, or to continue to bring current products to the marketplace at competitive costs and prices; (vii) any inability to arrange financing for our customers’ purchases of equipment from us; (viii) any inability to successfully enhance and unify our management information systems; (ix) any inability to record and process key data due to ineffective implementation of business processes and policies; (x) any negative impact from the loss of a key vendor or customer; (xi) any negative impact from the loss of any our senior management or key personnel; (xii) any change in economic conditions in domestic or international markets where we operate or have material investments which may affect demand for our products or services; (xiii) any negative impact from the international scope of our oerations; (xiv) fluctuations in foreign currencies; (xv) any inability to achieve or maintain cost savings; (xvi) any incurrence of tax liabilities beyond our current expectations, which could adversely affect our liquidity; (xvii) any delayed or lost sales and other impacts related to the commercial and economic disruption caused by past or future terrorist attacks, the related war on terrorism, the fear of additional terrorist attacks or any outbreak of the severe acute respiratory syndrome; and (xviii) other risks including those risks identified in any of our filings with the Securities and Exchange Commission. Readers are cautioned not to place undue reliance on these forward-looking statements, which reflect our analysis only as of the date they are made. Except as required by applicable law, we undertake no obligation, and do not intend, to update these forward-looking statements to reflect events or circumstances that arise after the date they are made. Furthermore, as a matter of policy, we do not generally make any specific projections as to future earnings nor do we endorse any projections regarding future performance which may be made by others outside our company.

Danka is a registered trademark and Danka @ the Desktop is a trademark of Danka Business Systems PLC.